SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Axovant Sciences Ltd.

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AXOVANT SCIENCES LTD.

Clarendon House – 2 Church Street

Hamilton HM 11

Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On August 19, 2016

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of Axovant Sciences Ltd. (referred to herein as the “Company”, or “Axovant”). The Annual Meeting will be held at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda on Friday, August 19, 2016 at 10:00 a.m. local time for the following purposes:

1.	To elect the Board’s two nominees, Ilan Oren and Marianne L. Romeo, as Class I Directors of the Company to hold office until the 2019 Annual General Meeting of Shareholders and until their successors are duly elected.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 31, 2017, to appoint Ernst & Young LLP auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for its fiscal year ending March 31, 2017 and to authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as auditor of the Company for its fiscal year ending March 31, 2017.

3.	To conduct any other business properly brought before the meeting.

The Company will also lay before the Annual Meeting the audited financial statements of the Company as of and for the year ended March 31, 2016, pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s Bye-laws.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is Friday, July 15, 2016. Only shareholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on Friday,
August 19, 2016 at 10:00 a.m. local time at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

The Proxy Statement and Annual Report to Shareholders

are available at www.axovant.com/investors/proxy-materials.

By Order of the Board of Directors

Vivek Ramaswamy
Principal Executive Officer

Hamilton, Bermuda

July 22, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please ensure your representation at the meeting by completing, signing and dating the enclosed proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

AXOVANT SCIENCES LTD.

Clarendon House – 2 Church Street

Hamilton HM 11
Bermuda

PROXY STATEMENT

FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

August 19, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors, or the Board, of Axovant Sciences Ltd., referred to herein as the “Company” or “Axovant”, is soliciting your proxy to vote at the 2016 Annual General Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual General Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about July 22, 2016 to all shareholders of record entitled to vote at the Annual General Meeting.

Where and when will the Annual General Meeting be held?

The meeting will be held on Friday, August 19, 2016 at 10:00 a.m. local time at the offices of Conyers, Dill & Pearman Limited, located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Directions to the Annual General Meeting may be found by visiting http://www.conyersdill.com/locations/view/bermuda. Upon arrival, please visit the reception desk on the 4th floor. Information on how to vote in person at the Annual General Meeting is discussed below.

Who can vote at the Annual General Meeting?

Only shareholders of record at the close of business on Friday, July 15, 2016 will be entitled to vote at the Annual General Meeting. On this record date, there were 99,161,719 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on Friday, July 15, 2016, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on Friday, July 15, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial

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owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of the Board’s two nominees, Ilan Oren and Marianne L. Romeo, to serve as Class I Directors of the Company to hold office until the 2019 Annual General Meeting of Shareholders and until their successors are duly elected; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 31, 2017, the appointment of Ernst & Young LLP as auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, or the Companies Act, for its fiscal year ending March 31, 2017 and the authorization for the Board, through its Audit Committee, to set the remuneration for Ernst & Young LLP.

In addition to the two matters scheduled for a vote, in accordance with the Companies Act and Bye-law 78 of the Company, the Company’s audited financial statements as of and for the year ended March 31, 2016 will be laid before the Annual General Meeting. These financial statements were audited by PricewaterhouseCoopers LLP. The Audit Committee of the Board has approved these financial statements. There is no requirement under Bermuda law that these statements be approved by shareholders and no such approval will be sought at the Annual General Meeting. Copies of these proxy materials have been provided to PricewaterhouseCoopers LLP, the Company’s auditor for the fiscal year ended March 31, 2016, as required by the Companies Act.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” both of the nominees to the Board or you may “Withhold” your vote for either nominee you specify or both. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are described below.

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual General Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, come to the Annual General Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Annual General Meeting, we will vote your shares as you direct.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Axovant. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual General Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Will I be entitled to vote all of my shares at the Annual General Meeting?

If your shares are treated as “Controlled Shares” (as described below) of any “United States Person” (as defined under section 957(c) of the Internal Revenue Code of 1986, as amended (the “Code”)) and such United States Person is treated as owning 9.5% or more of the voting power of all issued shares of the Company (in the absence of the adjustments to voting rights provided in our Bye-laws and as described below) or otherwise treated as a “United States Shareholder” (as defined under section 951 of the Code) (such United States Person, other than a “9.5% Excluded U.S. Member” as defined in our Bye-laws, a “9.5% U.S. Member”), then the voting rights of your shares that are treated as Controlled Shares of such 9.5% U.S. Member will be reduced, in the aggregate with other Controlled Shares of such 9.5% U.S. Member, to the extent necessary for Controlled Shares of such 9.5% U.S. Member to constitute less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in our Bye-laws. The formula is applied repeatedly until there is no 9.5% U.S. Member.

In addition, the Board may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Member; or (ii) avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. As provided in our Bye-laws, “Controlled Shares” of a United States Person refer to all shares that such United States Person is treated as owning directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares are not Controlled Shares of a 9.5% U.S. Member so long as such reallocation does not cause any person to become a 9.5% U.S. Member. The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of shares with reason to believe that it may be a 9.5% U.S. Member in the absence of the adjustments to voting rights provided in our Bye-laws, contact us promptly so that we may determine whether the voting power of such holder’s shares have been or should be reduced.

By submitting a proxy, a holder of shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Member. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Board may consider relevant to the determination of the number of shares attributable to any person. The Board may disregard the votes attached to shares of any holder who fails to respond to such a request or who, in its judgment, submits incomplete or inaccurate information. The Board retains certain discretion to make such final adjustments that it considers fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the shares of any shareholder to ensure that no person shall be a 9.5% U.S. Member at any time.

How many votes do I have?

Except as just described, on each matter to be voted upon, you have one vote for each common share you owned as of the close of business on Friday, July 15, 2016.

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What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote in person at the Annual General Meeting or do not complete and deliver a proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 (election of directors) without your instructions, but may vote your shares on Proposal No. 2 (appointment of independent registered public accounting firm and auditor and authorization of the Board through the Audit Committee to set the auditor’s remuneration) even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm and appointment of Ernst & Young LLP as auditor for the Company’s fiscal year ending March 31, 2017 and authorization for the Board through the Audit Committee to set the remuneration for Ernst & Young LLP. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual General Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

•	You may attend the Annual General Meeting and vote in person. Simply attending the Annual General Meeting will not, by itself, revoke your proxy.

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Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual General Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Friday, March 24, 2017 to Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2017 Annual General Meeting, you must deliver your notice to Axovant’s Corporate Secretary no earlier than April 21, 2017 and no later than May 20, 2017. Your notice to the Corporate Secretary must set forth the information specified in the Company’s Bye-laws. For more information, and for the detailed requirements, please refer to the Bye-laws filed as Exhibit 3.4 to our Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on June 1, 2015.

How are votes counted?

Votes will be counted in the first instance on a show of hands. If a poll is demanded, however, in accordance with the Bye-laws, every person present at the Annual General Meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy. A poll vote will be taken by ballot if so demanded in accordance with the Company’s Bye-laws. With respect to the proposal to elect directors, votes “For” and “Withhold” and broker non-votes will be separately counted. With respect to the ratification of the selection of our independent registered public accounting firm and appointment of our auditor, votes “For” and “Against” and abstentions will be separately counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine” (e.g., election of directors), the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

Both proposals will be decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-laws. For Proposal No. 1, the election of directors, only votes “For” or “Withheld” will affect the outcome. Broker non-votes are not considered to be votes cast and therefore will have no effect.

For Proposal No. 2, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm and appointment of Ernst & Young LLP as the Company’s auditor for statutory purposes, in each case for its fiscal year ending March 31, 2017, and the authorization for the Board through the Audit Committee to set the remuneration for Ernst & Young LLP, only votes “For” or “Against” will affect the outcome. Abstentions are not considered to be votes cast and therefore will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons are present at the start of the Annual General Meeting and represent in person or by proxy in excess of 50% of the total issued voting shares of the Company. On the record date, there were 99,161,719 shares outstanding and entitled to vote. Therefore, the holders of 49,580,860 shares must be present in person or represented by proxy at the Annual General Meeting to have a quorum.

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Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual General Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, within half an hour from the time appointed for the Annual General Meeting, a quorum is not present, then the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual General Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each shareholder entitled to attend and vote thereat in accordance with the Company’s Bye-laws.

How can I find out the results of the voting at the Annual General Meeting?

Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual General Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to shareholders are available at www.axovant.com/investors/proxy-materials.

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Proposal No. 1
Election Of Directors

Our Board of Directors presently has seven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. The Company has two Class I directors, whose term of office expires in 2016; two Class II directors, whose term of office expires in 2017; and three Class III directors, whose term of office expires in 2018. Vacancies on the Board may be filled by the Board or by the shareholders in a general meeting. A director elected to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class.

Each of the nominees listed below is currently a director of the Company who was previously elected by shareholder vote. If elected at the Annual General Meeting, each of these nominees would serve until the 2019 Annual General Meeting and until his or her successor has been duly elected, or, if sooner, until the director’s death, resignation or removal.

To be elected, a nominee must receive “For” votes representing a majority of the votes cast on that nominee’s election. As this is an uncontested election, any nominee who receives a greater number of votes “Withheld” than votes “For” such election will not be elected to the Board, and the position on the Board that would have been filled by that director nominee shall become vacant.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Axovant. Each person nominated for election has agreed to serve if elected. Axovant’s management has no reason to believe that any nominee will be unable to serve.

The following table identifies the nominees for election and the continuing members of the Board, as well as their position with the Company, if any, and their ages as of July 22, 2016:

Name	Age	Position	Director Since
Class I Directors whose terms expire at the 2016 Annual General Meeting and who are standing for election at the Annual General Meeting
Ilan Oren(2)(3)(5)	32	Director Nominee	2015
Marianne L. Romeo	48	Director Nominee; Head, Global Transactions & Risk Management	2015
Class II Directors whose terms expire at the 2017 Annual General Meeting
Vivek Ramaswamy	30	Director; Principal Executive Officer	2015
Atul Pande, M.D.(1)(2)(3)(6)	62	Director	2015
Class III Directors whose terms expire at the 2018 Annual General Meeting
Berndt Modig(1)(2)(3)(4)	57	Director	2015
Lawrence Olanoff, M.D., Ph.D.*	64	Director	2015
Gary Pisano, Ph.D.(1)	54	Director	2016

_____________________________

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Audit Committee chair.

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(5)	Compensation Committee chair.
(6)	Nominating and Corporate Governance Committee chair.
*	Dr. Olanoff resigned from the Audit Committee, effective as of May 13, 2016, upon the appointment of Dr. Pisano to the Audit Committee.

Following is a brief biography of each nominee for election and each director whose term will continue after the Annual General Meeting.

Nominees for Election for a Three-year Term Expiring at the 2019 Annual General Meeting

Ilan Oren

Mr. Oren has served as a member of the Board since March 2015. Mr. Oren has served as Vice President, Business Development at Dexcel Pharma Technologies Ltd., an international pharmaceutical company involved in the development, manufacture and commercialization of pharmaceuticals, since September 2011. From 2007 to July 2011, he was employed by L.E.K. Consulting and advised clients in the life sciences sector on corporate strategy, mergers and acquisitions, licensing and drug commercialization projects. Mr. Oren currently serves as a director of Cynapsus Therapeutics Inc., a publicly traded specialty pharmaceutical company, and as a director of Roivant Sciences Ltd. Mr. Oren received his B.A. in Economics from Harvard College. We believe that Mr. Oren’s extensive leadership experience and knowledge of the life sciences industry qualify him to serve on the Board.

Marianne L. Romeo

Ms. Romeo has served as our Head, Global Transactions & Risk Management and as a member of the Board since March 2015. Since December 2014 she has served as Head, Global Transactions & Risk Management of Roivant Sciences Ltd., and since June 2016, she has served as an executive officer of Myovant Sciences Ltd. Previously, Ms. Romeo had a 20-year career with Marsh Inc. in risk consulting and insurance brokerage, most recently serving as Managing Director and Head of Casualty from 2008 to 2014 and Senior Vice President and Healthcare Practice Leader from 2003 to 2008 for Bowring Marsh (Bermuda) Ltd., an international insurance placement broker and wholly owned subsidiary of Marsh Inc. During her time at Bowring Marsh, Ms. Romeo served in various functional roles, including excess casualty brokerage, risk management consulting, and business management. Ms. Romeo established the Healthcare Practice within Marsh’s Bermuda operation in 2003 and continues to serve on the Board of the Bermuda Society for Healthcare Risk Management. Ms. Romeo received her B.Sc. in Manufacturing Engineering, cum laude, from Tufts University and her M.S. in Occupational Health and Environmental Science from the City University of New York, Hunter College. We believe that Ms. Romeo’s experience in healthcare and risk management qualifies her to serve on the Board.

The Board Of Directors Recommends

A Vote “For” Each Named Nominee.

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Directors Continuing in Office Until the 2017 Annual General Meeting

Vivek Ramaswamy

Mr. Ramaswamy has served as our principal executive officer, as a member of the Board and as the Chief Executive Officer of our wholly owned subsidiary, Axovant Sciences, Inc. since March 2015. Since May 2014, Mr. Ramaswamy has served as the President and Chief Executive Officer of Roivant Sciences, Inc., a drug development services company that is a subsidiary of Roivant Sciences Ltd., of which Mr. Ramaswamy is a director. Mr. Ramaswamy is the Chairman of the board of directors of Arbutus Biopharma Corporation, a publicly held biopharmaceutical company. From August 2007 to May 2014, Mr. Ramaswamy was a member of the investment team at QVT Financial LP. In 2007, Mr. Ramaswamy co-founded and served as the President of Campus Venture Network, a technology company that was acquired in 2009. Mr. Ramaswamy received his A.B. in Biology, summa cum laude, from Harvard College and his J.D. from Yale Law School. We believe that Mr. Ramaswamy’s experience as Chief Executive Officer of Roivant Sciences, Inc. and as Chairman of the board of directors of a public biopharmaceutical company, along with his extensive experience as a life sciences investor, qualify him to serve on the Board.

Atul Pande, M.D.

Dr. Pande has served as a member of the Board since March 2015. Since April 2014, Dr. Pande has served as President of Verity BioConsulting, a drug development consulting firm, and since December 2014 has served as Chief Medical Officer of Tal Medical, a clinical-stage medical device company. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline, a pharmaceutical company. He has also held senior roles at Pfizer R&D, Parke-Davis/Warner-Lambert and Lilly Research Laboratories. Dr. Pande is also a non-executive board member of Autifony Therapeutics and serves on the Scientific Advisory Boards of Cennerv Pharma and Centrexion Corporation. Dr. Pande completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University. We believe that Dr. Pande’s medical background and significant knowledge of the life sciences industry qualify him to serve on the Board.

Directors Continuing in Office Until the 2018 Annual General Meeting

Berndt Modig

Mr. Modig has served as a member of the Board since March 2015. Since March 2016, Mr. Modig has served as Chief Executive Officer of Pharvaris B.V. He served as Chief Financial Officer of Prosensa Holding N.V., a pharmaceutical company, from March 2010 until its acquisition by BioMarin Pharmaceutical Inc. in January 2015. From October 2003 to November 2008, Mr. Modig was Chief Financial Officer at Jerini AG, a pharmaceutical company, where he directed private financing rounds, its initial public offering in 2005, and its acquisition by Shire plc in 2008. Before that, Mr. Modig served as Chief Financial Officer at Surplex AG from 2001 to 2003 and as Finance Director Europe of U.S.-based Hayward Industrial Products Inc. from 1999 to 2001. In previous positions, Mr. Modig was a partner in the Brussels-based private equity firm Agra Industria from 1994 to 1999 and a Senior Manager in the Financial Services Industry Group of Price Waterhouse LLP in New York from 1991 to 1994. Mr. Modig currently serves as a director and member of the audit committee of Affimed N.V. (NASDAQ:AFMD) and as a director and the chair of the audit committee of Auris Medical Holding AG (NASDAQ:EARS), both publicly held pharmaceutical companies. He also serves on the supervisory board of Kiadis Pharma N.V., a public company whose shares are listed on the Euronext Amsterdam and Euronext Brussels stock exchanges. He also served as a director of Mobile Loyalty plc from 2012 to 2013. Mr. Modig received his bachelor’s degree in business administration, economics and German from the University of Lund, Sweden and his M.B.A. from INSEAD, Fontainebleau, France and is a Certified Public Accountant (inactive). We believe that Mr. Modig’s extensive international experience in finance and operations, private equity, and mergers and acquisitions qualifies him to serve on the Board.

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Lawrence Olanoff, M.D., Ph.D.

Dr. Olanoff has served as a member of the Board since May 2015. Dr. Olanoff most recently served as chief operating officer from October 2006 to December 2010, and as a director from October 2006 to July 2014, of Forest Laboratories, Inc. (acquired by Actavis plc). From July 2005 to October 2006, Dr. Olanoff was President and Chief Executive Officer at Celsion Corporation. He also served as executive vice president and chief scientific officer of Forest Laboratories from 1995 to 2005. Prior to joining Forest Laboratories in 1995, Dr. Olanoff served as senior vice president of clinical research and development at Sandoz Pharmaceutical Corporation (now a division of the Novartis Group) and at the Upjohn Company in a number of positions including corporate vice president of clinical development and medical affairs. Dr. Olanoff is currently a member of the board of directors of Ironwood Pharmaceuticals, Inc., a publicly held pharmaceutical company. He is also an adjunct assistant professor and is currently employed as special advisor to the president for corporate relations at the Medical University of South Carolina (MUSC). Dr. Olanoff is involved with several non-profit organizations, including service as an ex-officio director of the MUSC foundation for research development, as well as chairman of the board of the Clinical Biotechnology Research Institute at Roper St. Francis Hospital. Dr. Olanoff is a member of the innovation steering committee of the Harrington Discovery Institute and the scientific advisory board of BioMotiv, a bioaccelerator. Dr. Olanoff received his Ph.D. in biomedical engineering and M.D. from Case Western Reserve University. We believe that Dr. Olanoff’s detailed knowledge of the pharmaceutical industry, his broad operational experience and his research and development leadership over the course of his career qualify him to serve on the Board.

Gary Pisano, Ph.D.

Dr. Pisano has served as a member of the Board since May 2016. Dr. Pisano is the Harry E. Figgie, Jr. Professor of Business Administration at the Harvard Business School. He has been on the Harvard faculty since 1988. Dr. Pisano’s research and teaching focus on technology and operations strategy, the management of innovation and intellectual property, and competitive strategy. For more than two decades, he has consulted extensively on these issues with companies in the pharmaceutical, biotechnology, medical device, specialty chemical and health care industries. He is a co-founder and director of XiMo AG, a Swiss-based company commercializing novel catalytic technologies. He also serves as a director of Axcella Health, Inc., a biotechnology company developing drugs based on amino acid pharmacology, and Patheon N.V., a provider of development and manufacturing services to the pharmaceutical industry. Dr. Pisano received his B.A. in economics from Yale University and his Ph.D. in Business Administration from the University of California, Berkeley. We believe that Dr. Pisano’s knowledge of business administration and operations strategy, particularly within the health care industry, qualifies him to serve on the Board.

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information regarding the board of directors and corporate governance

Independence of The Board of Directors

The Company is a “controlled company,” within the meaning of applicable NYSE listing rules and, as a result, is exempt from the NYSE corporate governance requirements that a majority of its board of directors be “independent,” and that its nominating and corporate governance committee and compensation committee consist solely of independent directors. Notwithstanding the fact that the Company may rely on these exemptions, the Board has undertaken a review of the independence of its directors and director nominees. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NYSE listing rules: Mr. Modig and Drs. Olanoff, Pande and Pisano. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. The Board has determined that Messrs. Ramaswamy and Oren, by virtue of their positions as directors, and Ms. Romeo, by virtue of her position as an officer, of Roivant Sciences Ltd., and in the case of Mr. Ramaswamy and Ms. Romeo as executive officers of the Company, are not independent under applicable NYSE listing rules.

Board Leadership Structure

The Board does not currently have a Chairman. In the event that the Board were to appoint a Chairman, the Company’s corporate governance guidelines provide that the same person may serve as both the principal executive officer and Chairman of the Company. In the event such person does serve in such a dual capacity, the Board may designate a lead independent director for Board leadership purposes. At the present time, the Board believes that the current Board membership, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the non-management directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of our management.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee of the Board has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps the Company’s management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee of the Board also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal audit function. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of the Company’s corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

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Meetings of The Board of Directors; Attendance at Annual Meeting of Shareholders

The Board of Directors met nine times during the last fiscal year ended March 31, 2016. The Audit Committee met six times; the Compensation Committee met six times; and the Nominating and Corporate Governance Committee met twice during the last fiscal year. Except for Mr. Ramaswamy, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable NYSE listing rules, in the fiscal year ended March 31, 2016, the Company’s non-management directors met in regularly scheduled executive sessions at which only non-management directors were present. Mr. Oren typically presides over the executive sessions.

The Company’s policy is that directors are invited to attend the Annual General Meeting. As of the record date for the Company’s annual general meeting of shareholders for 2015, the Company had one shareholder, Roivant Sciences Ltd. As no other shareholders were present at the meeting, no directors were in attendance at that meeting.

Information Regarding Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Below is a description of each of these committees. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee, other than Mr. Oren, meets the applicable NYSE rules and regulations regarding “independence” and each such member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of Mr. Modig and Drs. Pande and Pisano satisfies the independence requirements under applicable NYSE listing rules and Rule 10A-3 of the Exchange Act.

The Board has also determined that Mr. Modig qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and regulations. The Board made a qualitative assessment of Mr. Modig’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer at public reporting companies. In addition to the Company’s Audit Committee, Mr. Modig also serves on the audit committees of two other public companies, Auris Medical Holding AG and Affimed N.V. The Board has determined that this simultaneous service does not impair Mr. Modig’s ability to effectively serve on the Audit Committee of the Company.

The principal duties and responsibilities of the Audit Committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	recommending whether to retain or terminate the existing independent auditors, for purposes of the Companies Act, or to appoint and engage new independent auditors;

•	reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•	reviewing and approving or rejecting transactions between the Company and any related persons;

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•	conferring with management and the independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting;

•	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and management, including risks related to the Company’s accounting matters, financial reporting and legal and regulatory compliance, and reviewing and discussing with management, as appropriate, insurance programs;

•	evaluating from time to time the necessity for the Company to adopt a formal internal audit function, assisting the Board in the oversight and the design and implementation of that internal audit function, and, after adoption, coordinating the Board’s oversight of the performance of that function; and

•	reviewing the Company’s annual audited financial statements, as well as the quarterly financial statements, as appropriate, with management and the independent auditor, including, as appropriate, a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

A copy of the written Audit Committee charter adopted by the Board is available on the Company’s website at http://investors.axovant.com/investors/corporate-governance/governance-documents.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

Mr. Berndt Modig
Dr. Atul Pande

Dr. Gary Pisano

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of Messrs. Oren and Modig and Dr. Pande. The Board has determined that Mr. Modig and Dr. Pande are “independent,” as independence is currently defined in applicable NYSE listing rules, and that all members of the Compensation Committee are “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act, and “outside directors,” as defined in Section 162(m) of the Code.

The Compensation Committee of the Board acts on behalf of the Board to, among other things, oversee the Company’s compensation strategy, policies, plans and programs and to review and determine the compensation to

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be paid to the Company’s executive officers. The principal duties and responsibilities of the Compensation Committee include:

•	reviewing, modifying and approving the overall compensation strategy and policies for the Company, including: (a) reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s executive officers and other senior management, as appropriate; (b) evaluating and approving, or recommending to the Board for approval, compensation plans and programs advisable for the Company, including modifications and terminations to those plans and programs; (c) establishing policies with respect to equity compensation arrangements; and (d) reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections for the Company’s executive officers and other senior management, as appropriate;

•	establishing, reviewing and approving individual and corporate goals and objectives of the Company’s Principal Executive Officer and its other executive officers and senior management and evaluating performance of the Principal Executive Officer and its other executive officers and senior management, as appropriate, in light of these stated objectives;

•	reviewing and approving the type and amount of compensation to be paid or awarded to Board members;

•	adopting, amending, administering, and terminating the Company’s equity compensation plans, pension and profit sharing plans, deferred compensation plans and similar plans and programs; and

•	if required, reviewing and discussing with management the Company’s disclosures contained under the caption “Compensation Discussion and Analysis” (CD&A) and making recommendations to the Board as to whether or not the CD&A should be included in the Company’s Annual Reports on Form 10-K, registration statements, proxy statements or information statements.

A copy of the written Compensation Committee charter adopted by the Board is available on the Company’s website at http://investors.axovant.com/investors/corporate-governance/governance-documents.

Compensation Committee Processes and Procedures

The Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Vice President of Human Resources and legal counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, to provide advice or to otherwise participate in Compensation Committee meetings. The Principal Executive Officer may not participate in, or be present during, the voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company.

In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants that any member of the Compensation Committee deems necessary or appropriate in the discharge of his or her responsibilities. If the Compensation Committee chooses to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor, it has the direct responsibility for the appointment, compensation and oversight of the work of such party, and the Company will provide for appropriate funding, as determined by the Committee, for the payment to such party. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at the Company’s expense. Under the charter, the Compensation Committee may select a compensation consultant, legal counsel or other advisor (other than in-house legal counsel and certain other types of advisors) only after taking into consideration all factors relevant to that party’s independence from management, including the six factors prescribed by the SEC and NYSE; however, there is no requirement that any advisor be independent.

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In connection with the Company’s initial public offering in June 2015, after taking into consideration the six factors prescribed by the SEC and NYSE, the Compensation Committee engaged Radford, a national compensation consulting firm, to provide executive compensation advisory services based, in part, on its reputation and extensive experience in the industry. The Compensation Committee determined that Radford was independent from management and had no conflicts of interest in connection with the advisory services to be provided. Specifically, the Compensation Committee requested that Radford develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group. Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations.

The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Principal Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Principal Executive Officer. The evaluation of the performance of the Principal Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Dr. Pande and Messrs. Modig and Oren. The Board has determined that Mr. Modig and Dr. Pande are “independent,” as independence is currently defined in applicable NYSE listing rules. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board;

•	reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board;

•	overseeing the Board’s committee structure and operations, evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees, and recommending to the Board the membership of each such committee;

•	reviewing, discussing and assessing the performance of the Board, including Board committees, such assessment to include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of the Company and its shareholders, specific areas in which the Board and/or management believe contributions could be improved, overall Board composition and makeup, including the reelection of current Board members, and the independence of directors;

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•	developing a set of corporate governance principles for the Company; and

•	reviewing Company policy statements to determine adherence to the Company’s Code of Business Ethics and Conduct.

A copy of the written Nominating and Corporate Governance Committee charter adopted by the Board is available on the Company’s website at http://investors.axovant.com/investors/corporate-governance/governance-documents.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of the Company’s shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual General Meeting of Shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record holder of the Company’s common shares and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

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Shareholder Communications With The Board Of Directors

The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may do so by sending written communications to the Board or such director at Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The Corporate Secretary will forward each communication to the Company’s General Counsel or his or her designee, and the communication will be further forwarded to the Board or individual directors to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded.

In addition to shareholder communications with directors, any interested person may communicate directly with the presiding director of the Board’s executive sessions or the independent or non-management directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Axovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chairman of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, or Code of Conduct, that applies to all directors, officers, employees, consultants and independent contractors of the Company. The Code of Conduct is available on the Company’s website at http://investors.axovant.com/investors/corporate-governance/governance-documents. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website or otherwise as required by applicable law and NYSE listing requirements.

Corporate Governance Guidelines

In connection with the Company’s initial public offering in June 2015, the Board adopted Corporate Governance Guidelines to establish the authority and practices to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to a number of areas, including its composition and selection, role, meetings, committees, access to management and use of outside advisors, Principal Executive Officer evaluation and succession planning, and board assessment and compensation. The Corporate Governance Guidelines may be viewed at http://investors.axovant.com/investors/corporate-governance/governance-documents.

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Proposal No. 2

Ratification of Selection of Independent Registered Public Accounting Firm, Appointment of Auditor for Statutory Purposes and Authorization for the Board to Set Auditor Remuneration

On June 30, 2016, the Audit Committee of the Board selected Ernst & Young LLP to serve as independent registered public accounting firm of the Company for the fiscal year ending March 31, 2017. The Audit Committee is submitting the selection of the Company’s independent registered public accounting firm for ratification by the shareholders at the Annual General Meeting. In addition, under Bermuda law, the shareholders of the Company have the right to appoint the Company’s auditor. Therefore, the Company is also submitting for approval at the Annual General Meeting the appointment of Ernst & Young LLP as the Company’s auditor for statutory purposes under the Companies Act until the close of the next Annual General Meeting, and authorization for the Board, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.

Change in Independent Registered Public Accounting Firm

On June 30, 2016, the Audit Committee approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2017, and approved the dismissal of PricewaterhouseCoopers LLP as its independent registered public accounting firm. On July 1, 2016, the Company dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm. On July 18, 2016, PricewaterhouseCoopers LLP resigned as the Company’s auditor for statutory purposes under the Companies Act. Ernst & Young LLP has taken office as statutory auditor to fill the vacancy created by the resignation. Ernst & Young LLP must be reappointed as auditor for statutory purposes at the Annual General Meeting in order to continue to serve for the fiscal year ending March 31, 2017.

PricewaterhouseCoopers LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended March 31, 2016 and as of March 31, 2015 and for the period from October 31, 2014 (date of inception) to March 31, 2015 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company’s consolidated financial statements as of March 31, 2015 and for the period from October 31, 2014 to March 31, 2015 included an explanatory paragraph noting that there was substantial doubt about the Company’s ability to continue as a going concern as of May 21, 2015, the date of the audit report. Following the Company’s initial public offering in June 2015, this explanatory paragraph was no longer included in the report of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements as of and for the year ended March 31, 2016.

During the periods from October 31, 2014 (date of inception) to March 31, 2015, the Company’s fiscal year ended March 31, 2016, and the subsequent interim period through July 1, 2016, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in their reports for such periods.

During the periods from October 31, 2014 to March 31, 2015, the Company’s fiscal year ended March 31, 2016 and the subsequent interim period through July 1, 2016, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company’s internal control over financial reporting identified in connection with the preparation of the Company’s consolidated financial statements as of and for the period from October 31, 2014 (date of inception) to March 31, 2015, which was remediated as of March 31, 2016, as described in the Company’s Form 10-K for the fiscal year ended March 31, 2016. The material weakness related to the Company’s not maintaining a sufficient complement of personnel with an appropriate level of knowledge of accounting, experience and training commensurate with the Company’s financial reporting requirements and an insufficient segregation of duties in the Company’s finance and accounting functions. During the year ended March 31, 2016, the Company implemented processes and procedures intended to mitigate the identified material weakness, and the Company disclosed that the material weakness was remediated as of March

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31, 2016. The Audit Committee has discussed the subject matter of this reportable event with PricewaterhouseCoopers LLP, and the Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of this reportable event. The Company has provided PricewaterhouseCoopers LLP with a copy of the disclosures it is making in its current report on Form 8-K and requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of PricewaterhouseCoopers LLP’s letter dated July 6, 2016 was attached to the Company’s Form 8-K.

During the period from October 31, 2014 (date of inception) to March 31, 2015, the Company’s fiscal year ended March 31, 2016, and the subsequent interim period through June 30, 2016, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal year ended March 31, 2016 and for the period from October 31, 2014 (date of inception) to March 31, 2015. PricewaterhouseCoopers LLP served as the independent registered public accounting firm for each of those periods.

	Fiscal Year Ended March 31, 2016	Period from October 31, 2014 (date of inception) to March 31, 2015
Audit Fees(1)	$560,000	$485,000
Tax Fees(2)	273,550	–
Total Fees	$833,550	$485,000

___________

(1)	Includes fees for the audit of the Company’s annual consolidated financial statements, including audited consolidated financial statements presented included in Form 10-K, review of the unaudited consolidated financial statements included in Quarterly Reports on Form 10-Q, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, including issuance of consents. For the fiscal year ended March 31, 2016 and the period from October 31, 2014 to March 31, 2015, “Audit Fees” includes $100,000 and $150,000, respectively, for services rendered by PricewaterhouseCoopers LLP in connection with the Company’s Form S-1 related to its initial public offering.

(2)	Includes fees for professional services for international tax compliance, supporting other tax-related regulatory requirements primarily in the transfer pricing area, and international tax consulting and planning services.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

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Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on the matter at the Annual General Meeting will be required to ratify the selection of Ernst & Young LLP as independent registered public accounting firm, appoint Ernst & Young LLP as auditor for statutory purposes for the fiscal year ending March 31, 2017 and authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP. Abstentions will not affect the outcome of the vote on this proposal.

If the shareholders do not approve the appointment of Ernst & Young LLP and the Audit Committee’s authority to set Ernst & Young LLP’s remuneration, the Audit Committee will consider the appointment of another auditor to be approved by the shareholders.

The Company expects that representatives of Ernst & Young LLP will be present by telephone at the Annual General Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Company has provided notice of the Annual General Meeting to PricewaterhouseCoopers LLP as required by the Companies Act, but does not expect representatives of PricewaterhouseCoopers LLP to be present at the Annual General Meeting.

The Board Of Directors Recommends

A Vote In Favor Of Proposal No. 2.

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Executive Officers

The following table sets forth information concerning the Company’s executive officers, including their ages as of July 22, 2016:

Name	Age	Position
Vivek Ramaswamy(1)	30	Principal Executive Officer
Gregory M. Weinhoff, M.D. (1)	45	Principal Financial Officer
Marianne L. Romeo(2)	48	Head, Global Transactions & Risk Management
Lawrence T. Friedhoff, M.D., Ph.D. (1)	67	Chief Development Officer
Mark Altmeyer(1)	55	President and Chief Commercial Officer

_____________________________

(1)	Employee of Axovant Sciences, Inc., the Company’s wholly owned subsidiary.
(2)	Employee of the Company.

Following is a brief biography of each of the Company’s executive officers who are not also directors. Biographies of Mr. Ramaswamy and Ms. Romeo are set forth above under “Proposal No. 1, Election of Directors.”

Gregory M. Weinhoff, M.D.

Dr. Weinhoff has served as the Company’s Principal Financial Officer and the Chief Financial Officer of Axovant Sciences, Inc. since August 2015. Dr. Weinhoff was employed by Collinson Howe Venture Partners from 2001 until August 2015 and during that time served as a Member of the General Partners of various CHL Medical Partners affiliated venture capital funds. From 2000 to 2001, he was a senior associate at J. H. Whitney & Co., where he concentrated on private equity investments in healthcare technology and services companies. Prior to his graduate training, Dr. Weinhoff was a financial analyst in the Healthcare Corporate Finance Group at Morgan Stanley & Co. Dr. Weinhoff received his A.B. from Harvard College, his M.D. from Harvard Medical School and his M.B.A. from Harvard Business School.

Lawrence T. Friedhoff, M.D., Ph.D.

Dr. Friedhoff has served as the Chief Development Officer of Axovant Sciences, Inc. since March 2015. Since May 2014, Dr. Friedhoff has served as Senior Vice President, Research and Development of Roivant Sciences, Inc. From 2003 to 2014, Dr. Friedhoff served as Chief Executive Officer and President of Pharmaceutical Special Projects Group, LLC, a drug development consulting company where he provided drug development consulting services to international pharmaceutical companies. As part of his work for the Pharmaceutical Special Projects Group, Dr. Friedhoff served as Chief Development Officer of Mitotech S.A., a Pharmaceutical Special Projects Group client, from March 2014 to February 2015. From 2007 to 2014, Dr. Friedhoff served as Chief Executive Officer of Senex Biotechnology, Inc., a drug discovery and development company. He remains a Director of Senex. From 1998 to 2003, Dr. Friedhoff served as Executive Vice President, Research and Development of Andrx Corporation, a brand and generic pharmaceutical company, leading its Branded Drug Development efforts. From 1988 to 1998, Dr. Friedhoff worked for subsidiaries of Eisai, Co. Ltd., ultimately serving as Executive Vice President, Research and Development of Eisai, Inc., a subsidiary of Eisai Co. Ltd., where he led the drug development team for Aricept, a branded drug used to treat Alzheimer's disease. Prior to Eisai, Dr. Friedhoff worked for ER Squibb, Inc. (eventually Bristol-Myers Squibb), including as a Clinical Pharmacology Director. Dr. Friedhoff received his M.D. from the New York University School of Medicine and his Ph.D. in Chemistry from Columbia University Graduate School.

Mark Altmeyer

Mr. Altmeyer has served as the President and Chief Commercial Officer of Axovant Sciences, Inc. since March 2015. From February 2009 to December 2014, Mr. Altmeyer served as Chief Executive Officer and President of Otsuka America Pharmaceutical, Inc. Prior to his time at Otsuka, Mr. Altmeyer served in a number of executive leadership roles at Bristol-Myers Squibb, including Senior Vice President, Global Commercialization from 2006 to 2008 and Senior Vice President, Neuroscience Business Unit from 2002 to 2005 during the approval and launch of Abilify, a branded drug used to treat multiple psychiatric conditions, including schizophrenia, depression and bipolar disorder. Mr. Altmeyer currently serves as a director for Contact of Mercer County. Mr. Altmeyer received his B.A. from Middlebury College and his M.B.A. from Harvard Business School.

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Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common shares as of June 1, 2016 by: (1) each director; (2) each of the executive officers named in the Summary Compensation Table; (3) all executive officers and directors of the Company as a group; and (4) all those known by the Company to be beneficial owners of more than five percent of the Company’s common shares. Except as set forth below, the principal business address of each such person or entity is c/o Axovant Sciences Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Shareholders:
Roivant Sciences Ltd.(2)	75,000,000	75.6%
RA Capital Management, LLC(3)	5,000,000	5.0
Named Executive Officers and Directors:
Vivek Ramaswamy(2)(4)	357,000	*
Gregory Weinhoff(4)	654,096	*
Mark Altmeyer (5)	1,202,300	1.2
Berndt Modig(4)	132,000	*
Lawrence Olanoff (4)	122,000	*
Ilan Oren	—	—
Atul Pande(4)	122,000	*
Marianne Romeo(4)	170,000	*
Gary Pisano	—	—
All current directors and executive officers as a group (10 persons)(6)	3,159,396	3.1%

_____________________________

*	Represents beneficial ownership of less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 99,150,000 shares outstanding on June 1, 2016, adjusted as required by rules promulgated by the SEC.

(2)	As reported by Roivant Sciences Ltd. in a Schedule 13G filed with the SEC on February 16, 2016, which states that Roivant Sciences Ltd. has shared voting and dispositive power with respect to 75,000,000 common shares. Voting and dispositive decisions of Roivant Sciences Ltd. require approval by a majority of the directors of Roivant Sciences Ltd. Vivek Ramaswamy, the Company’s Principal Executive Officer, and Ilan Oren, a member of the Board, are directors of Roivant Sciences Ltd. but do not have voting or dispositive power over the shares held of record by Roivant Sciences Ltd.

(3)	As reported by RA Capital Management, LLC (“RA Capital”) in a Schedule 13G filed with the SEC on February 16, 2016, which states that RA Capital has shared voting and dispositive power with respect to 5,000,000 common shares and RA Capital Healthcare Fund, L.P. (“RA Healthcare”) has shared voting and dispositive power with respect to 4,113,552 common shares. RA Capital is the general partner of RA Healthcare. Peter Kolchinsky is the manager of RA Capital. As the investment adviser to RA Healthcare, RA Capital may be deemed a beneficial owner of all common shares beneficially owned by RA Healthcare. As the manager of RA Capital, Mr. Kolchinsky may be deemed a beneficial owner of all common shares beneficially owned by RA Capital. The principal business office of RA Capital is c/o RA Capital Management, LLC, 20 Park Plaza, Suite 1200, Boston, MA 02116.

(4)	Represents common shares issuable pursuant to an immediately exercisable stock option.

(5)	Includes 2,300 common shares and 1,200,000 common shares issuable pursuant to an immediately exercisable stock option.

(6)	Consists of 2,300 common shares and 3,157,096 common shares issuable upon exercise of immediately exercisable stock options.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

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Executive Compensation

Summary Compensation Table

The following table sets forth, for the fiscal years ended March 31, 2016 and March 31, 2015, compensation awarded or paid to, or earned by, the Company’s Principal Executive Officer and its two other most highly compensated executive officers as of March 31, 2016, who are referred to herein as the Company’s named executive officers.

Summary Compensation Table for Fiscal Year ended March 31, 2016

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)

Vivek Ramaswamy	2016	350,000	—	175,000	525,000	(3)
Principal Executive Officer	2015	9,423	—	—	9,423

Gregory Weinhoff (2)	2016	225,481	5,000,000	112,740	5,338,221
Principal Financial Officer

Mark Altmeyer	2016	322,917	—	161,458	484,375
President and Chief Commercial Officer	2015	11,538	16,088,753	—	16,100,291

(1)	Amounts reported in this column do not reflect the amounts actually received by the Company’s named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the named executive officers during the indicated fiscal year, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The Company’s named executive officers will only realize compensation to the extent the trading price of the Company’s common shares is greater than the exercise price of such stock options.

(2)	Dr. Weinhoff’s employment with the Company commenced on August 10, 2015.

(3)	In addition to the amounts set forth in the table above, during the fiscal year ended March 31, 2016, we incurred expense of $37.2 million related to the services of Vivek Ramaswamy, of which $36.9 million was share-based compensation expense and $0.3 million was incurred pursuant to the Services Agreement described below under “Transactions with Related Persons—Certain Related-Person Transactions—Services Agreement with Roivant Sciences, Inc.” The share-based compensation expense was incurred as a result of equity awards made to Mr. Ramaswamy by affiliates of Roivant Sciences Ltd. Mr. Ramaswamy is an employee of Roivant Sciences, Inc., and Roivant Sciences Ltd. allocates share-based compensation expense to us based upon the relative percentage of time utilized by Roivant Sciences, Inc. employees on our matters.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to the Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

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The Compensation Committee of the Company’s Board of Directors has historically determined compensation for our named executive officers. The Compensation Committee typically reviews and discusses management’s proposed compensation with the Principal Executive Officer for all named executive officers other than the Principal Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each named executive officer. The Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our named executive officers. Prior to 2015, the Compensation Committee had not engaged a compensation consultant or adopted a peer group of companies for purposes of determining executive compensation. In connection with the Company’s initial public offering in June 2015, the Compensation Committee retained Radford, a compensation consulting firm, to evaluate and make recommendations with respect to the Company’s executive compensation program.

Annual Base Salaries

Each named executive officer’s initial base salary was established at the time of his commencement of employment with the Company as set forth in his employment agreement. Messrs. Ramaswamy and Altmeyer commenced employment with the Company in March 2015, and their initial annual base salaries were $350,000 and $300,000, respectively. Dr. Weinhoff commenced his employment with the Company in August 2015 at an initial annual base salary of $350,000. In October 2015, the Compensation Committee approved an increase in Mr. Altmeyer’s annual base salary to $350,000 commensurate with the terms of his employment agreement.

In April 2016, the Compensation Committee approved a 3% merit increase in annual base salaries for each of the named executive officers, such that their base salaries were set at $360,500, effective as of April 1, 2016.

Annual Cash Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. The target cash bonus is 50% of each named executive officer’s base salary.

For the year ended March 31, 2016, bonuses were awarded based on our achievement of specified corporate goals, including the clinical development of intepirdine and nelotanserin, as well as personal goals specific to each named executive officer. For each named executive officer, the bonuses were weighted 75% based on the achievement of the corporate goals and 25% based on the achievement of individual objectives established for each officer at the beginning of the fiscal year or, in the case of Dr. Weinhoff, at the commencement of his employment. Based on the level of achievement, in April 2016 the Compensation Committee awarded each named executive officer 100% of his target bonus for the year ended March 31, 2016. These actual bonus amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Long-Term Incentives

The Company’s 2015 Equity Incentive Plan authorizes the Company to make grants to eligible recipients of incentive and nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units, performance stock and cash awards and other stock awards. To date, all of the Company’s awards under this plan have been in the form of stock options.

The Company generally grants stock options on the 15th or next available business day of the month after the date of hire. The option exercise price and grant date fair value are established based on the closing price of the Company’s common shares on the date of grant. The shares underlying options granted under the 2015 Equity Incentive Plan typically vest 25% one year from the date of hire and the remaining shares vest in 12 equal quarterly installments thereafter.

In September 2015, in connection with the appointment of Dr. Weinhoff as the Company’s Principal Financial Officer, the Compensation Committee awarded him an option to purchase 454,096 shares at an exercise price of $16.49 per share. Messrs. Ramaswamy and Altmeyer did not receive any equity grants during the fiscal year. In the

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case of Mr. Altmeyer, he had received an initial stock option grant in March 2015 in connection with his commencement of employment with the Company.

In April 2016, the Compensation Committee approved annual option grants to each of the named executive officers. The option grants to Mr. Ramaswamy, Dr. Weinhoff and Mr. Altmeyer were for 357,000 shares, 200,000 shares and 75,000 shares, respectively. Each of these options has an exercise price of $13.00 per share.

Outstanding Equity Awards as of March 31, 2016

The following table shows for the fiscal year ended March 31, 2016, certain information regarding outstanding equity awards as of fiscal year-end for the Company’s named executive officers. There were no stock awards outstanding at March 31, 2016, and all awards were granted under our 2015 Equity Incentive Plan.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date

Vivek Ramaswamy	-	-	-	-
Gregory Weinhoff	-	454,096 (3)	16.49	9/14/25
Mark Altmeyer	281,250 (4)	843,750 (4)	0.90	3/17/25

(1)	Because all options granted to the named executive officers under the Company’s equity incentive plan are exercisable immediately subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options held by the named executive officers that were exercisable and vested as of March 31, 2016.

(2)	Because options granted to the named executive officers under the Company’s equity incentive plan are exercisable immediately subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options held by the named executive officers that were exercisable and unvested as of March 31, 2016.

(3)	25% of the total shares underlying this option will vest on August 10, 2016. The remaining shares vest in 12 equal quarterly installments through August 10, 2019, subject to the officer’s continued service through each applicable vesting date. Any unvested common shares underlying the option will become fully vested upon a change in control.

(4)	25% of the total shares underlying this option vested on March 18, 2016. The remaining shares vest in 12 equal quarterly installments through March 18, 2019, subject to the officer’s continued service through each applicable vesting date. Any unvested common shares underlying the option will become fully vested upon a change in control.

Potential Payments Upon Termination or Change in Control

Each of the named executive officers is employed by the Company’s wholly-owned subsidiary, Axovant Sciences, Inc., and provides services to the Company pursuant to an intercompany services agreement. Axovant Sciences, Inc. has an employment agreement with each of the named executive officers that sets forth the initial terms and conditions of employment. These agreements provide for at-will employment and set forth the officer’s annual base salary, performance bonus target opportunity, initial equity incentive grant, terms of severance and eligibility for employee benefits. For the purposes of this discussion, references to “we,” “us” and “our” shall be deemed to refer to Axovant Sciences, Inc. as context requires.

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Under each named executive officer’s employment agreement, such executive officer is eligible for the following severance and change in control benefits, conditioned upon delivering a release of claims in favor of the Company:

•	If we terminate the officer’s employment without cause or the officer resigns for good reason, then we will pay to the officer a one-time cash payment equal to the sum of his annual base salary and annual bonus target opportunity. We will also reimburse the officer for continued medical coverage for one year if he timely elects such continued coverage.

•	If the officer is employed by us immediately prior to a change in control, then we will pay to the executive officer a pro-rated portion of his annual target bonus based on the higher of target or actual achievement of pro-rated performance targets as of the change in control, and all remaining common shares underlying the officer’s outstanding options will vest.

•	If the officer is employed by us immediately prior to a change in control and, within one year after the change in control, the officer’s employment is terminated without cause or the officer resigns for good reason, then he will receive a one-time cash payment equal to 1.5 times the sum of (i) his current annual base salary and (ii) his annual bonus target opportunity. We will also reimburse the officer for continued medical coverage for 18 months if he timely elects such continued coverage.

In addition to the severance and change in control benefits described above, in the case of Mark Altmeyer, if he terminates his employment for special good reason and his performance was determined to be very good or higher against agreed upon objectives during his performance review immediately prior to the termination, then 50% of the common shares underlying his outstanding options will vest. The definitions of “cause,” “good reason,” “change in control” and “special good reason” are set forth in the individual employment agreements.

We consider the severance and change in control benefits described above to be critical to attracting and retaining high caliber executives. We believe that appropriately structured severance and change in control benefits, including accelerated vesting provisions, minimize the distractions and reduce the risk that an executive voluntarily terminates his employment with us during times of uncertainty, such as before an acquisition is completed. We believe that our existing arrangements allow each named executive officer to focus on continuing normal business operations and, in the event of a change in control, on the success of a potential business combination, rather than on how business decisions that may be in the best interest of the Company’s shareholders will impact his own financial security.

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Director Compensation

The following table shows for the fiscal year ended March 31, 2016 certain information with respect to the compensation of all non-employee directors of the Company. Vivek Ramaswamy and Marianne Romeo are also directors but do not receive any additional compensation for their services as a director. During the fiscal year ended March 31, 2016, Ms. Romeo received cash compensation in the amount of $9,294 for service as a director prior to the Company’s initial public offering in June 2015. Mr. Ramaswamy’s compensation is set forth above under “Executive Compensation—Summary Compensation Table.”

Director Compensation for the Fiscal Year Ended March 31, 2016

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)

Berndt Modig	71,301	—	(2)	—		71,301
Lawrence Olanoff	41,206	1,086,939	(3)	12,300	(5)	1,140,445
Ilan Oren	—	—		—		—
Atul Pande	62,034	—	(4)	—		62,034

(1)	Amounts reported in this column do not reflect the amounts actually received by the director. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the director during the year, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The Company’s directors will only realize compensation to the extent the trading price of the Company’s common shares is greater than the exercise price of such stock options.

(2)	As of March 31, 2016, Mr. Modig had an option outstanding to purchase 85,000 common shares, which was fully exercisable and was vested as to 28,334 shares.

(3)	As of March 31, 2016, Dr. Olanoff had an option outstanding to purchase 75,000 common shares, which was fully exercisable and unvested.

(4)	As of March 31, 2016, Dr. Pande had an option outstanding to purchase 75,000 common shares, which was fully exercisable and was vested as to 25,000 shares.

(5)	Dr. Olanoff serves as a consultant to the Company pursuant to an arrangement under which he provides advice and counsel in connection with the design and conduct of the Company’s clinical trials and the evaluation of potential product candidates. During the year ended March 31, 2016, the Company paid Dr. Olanoff $12,300 pursuant to this arrangement.

Summary of Director Compensation Program

Non-employee directors are compensated for service on the Board through a combination of cash retainer and equity grants. The Company also reimburses directors for expenses incurred in serving as a director. Directors who are also employed by the Company or its affiliates are not separately compensated for their service on the Board.

Each non-employee director is paid an annual board service retainer of $40,000. In addition, non-employee directors are compensated an additional $7,500 for serving on the Audit Committee ($20,000 if serving as chair of the Audit Committee); $5,000 for serving on the Compensation Committee ($10,000 if serving as chair of the Compensation Committee); and $4,000 for serving on the Nominating and Corporate Governance Committee (and $8,000 if

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serving as chair of the Nominating and Corporate Governance Committee). Cash retainers are paid quarterly in arrears.

Each new non-employee director receives an initial option grant to purchase 94,000 common shares of common stock. On or around April 30 of each year, each continuing non-employee director receives an additional option grant to purchase 47,000 common shares. Option grants have an exercise price equal to the closing price of the Company’s common stock on the NYSE on the grant date. Initial grants vest in three equal annual installments, and annual grants vest in full on the first anniversary of the grant date, in each case subject to the non-employee director’s continuous service through the vesting date. Option grants to non-employee directors expire on the ten-year anniversary of the grant date.

To date, Mr. Oren has declined to receive any cash or equity compensation for his service as a director to the Company under the non-employee director program.

Equity Compensation Plan Information

The following table shows information regarding our equity compensation plan as of March 31, 2016:

Plan Category	Common Shares to be issued upon exercise of outstanding options and rights (#)	Weighted-average exercise price of outstanding options and rights ($)	Common Shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by shareholders	5,893,583	4.60	3,606,417	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	5,893,583	4.60	3,606,417

(1)	Pursuant to the terms of the Company's 2015 Equity Incentive Plan, an additional 3,000,000 shares were added to the number of available shares effective April 1, 2016.

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Transactions With Related Persons

Related-Person Transactions Policy and Procedures

In connection with the Company’s initial public offering in June 2015, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% shareholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant shareholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a description of transactions since April 1, 2015, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest.

Information Sharing and Cooperation Agreement

The Company has entered into an information sharing and cooperation agreement, or the Cooperation Agreement, with Roivant Sciences Ltd. The Cooperation Agreement, among other things:

•	grants the Company a right of first review on any potential dementia-related product or investment opportunity that Roivant Sciences Ltd. may consider pursuing; and

•	obligates the Company to deliver periodic financial statements and other financial information to Roivant Sciences Ltd. and comply with other specified financial reporting requirements.

Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of the mutual written consent of the parties or when Roivant Sciences Ltd. is no longer required by U.S. GAAP to consolidate the Company’s results of operations and financial position or account for its investment in the Company under the equity method of accounting or by any SEC rule to include separate financial statements of the Company in its filings with the SEC.

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Waiver and Option Agreement for Arena Development Agreement

On May 1, 2015, the Company received an offer notice, as defined in the Cooperation Agreement, from Roivant Sciences Ltd. relating to the opportunity to acquire from Arena Pharmaceuticals GmbH, or Arena, certain rights to develop and market nelotanserin. On May 8, 2015, the Company entered into a Waiver and Option Agreement with Roivant Sciences Ltd. with respect to such opportunity, and Roivant Sciences Ltd. entered into a development, marketing and supply agreement for nelotanserin with Arena, or the Arena Development Agreement.

Pursuant to the terms of the Waiver and Option Agreement, Roivant Sciences Ltd. granted the Company an option to receive an assignment and assume all of Roivant Sciences Ltd.’s right, title and interest in and to the Arena Development Agreement, together with any amendments and related side letters or other agreements. The option became exercisable beginning on September 16, 2015 and, if not exercised, would have expired on December 16, 2016. The Company exercised the option on October 28, 2015 and assumed Roivant Sciences Ltd.’s rights and obligations under the Arena Development Agreement. Under the Waiver and Option Agreement, the Company recorded $5.3 million as research and development expense, which is equal to 110% of the payments made to Arena by Roivant Sciences Ltd. and costs incurred by Roivant Sciences Ltd. in connection with the development of nelotanserin. Following exercise of the option, the Services Agreement between the Company and Roivant Sciences, Inc., described below, will be applied with regard to any reimbursements made by the Company to Roivant Sciences Ltd.

Services Agreement with Roivant Sciences, Inc.

The Company and its wholly-owned subsidiary, Axovant Sciences, Inc., have entered into a services agreement with Roivant Sciences, Inc., a wholly-owned subsidiary of Roivant Sciences Ltd., or the Services Agreement, pursuant to which Roivant Sciences, Inc. provides the Company with services in relation to the identification of potential product candidates, project management of clinical trials and other development, administrative and financial activities. The Services Agreement was amended and restated on October 13, 2015 for the fiscal year commencing April 1, 2015. As amended and restated, the Services Agreement will continue in perpetuity until terminated by either party upon 60 days’ written notice.

Under the terms of the Services Agreement, the Company is obligated to pay or reimburse Roivant Sciences, Inc. for the costs it, or third parties acting on its behalf, incurs in providing services to the Company, including administrative and support services as well as research and development services. In addition, the Company is obligated to pay to Roivant Sciences, Inc. an amount equal to 10% of the costs incurred in connection with research and development services. The Company, Axovant Sciences, Inc. and Roivant Sciences, Inc. may agree to adjust this additional fee on an annual basis to between 8% and 12% of costs incurred in providing research and development services.

Administrative and support services include, but are not limited to, payroll, general administrative, corporate and public relations, investor relations, financial marketing, activities in connection with raising capital, accounting and auditing, tax, health, safety environmental and regulatory affairs, staffing and recruiting, benefits, information and technology services, purchasing and legal services. Research and development services include, but are not limited to, preparatory assistance in respect of the identification of product candidates, performance and oversight of due diligence to evaluate potential product candidates, management and oversight of external consultants in connection with potential product candidate investment opportunities, participation in meetings with regulatory authorities related to product candidates, development of plans for potential clinical trials, selection of manufacturers of product candidates, management and oversight of clinical trials and product manufacturing, analysis of clinical trial data and management of regulatory filings and approval process.

For any general and administrative and research and development activities performed by employees of Roivant Sciences, Inc., Roivant Sciences, Inc. will charge back the employee compensation expense to the Company plus a pre-determined mark-up. Employee compensation expense, inclusive of base salary and fringe benefits, is determined based upon the relative percentage of time utilized on Company matters. All other costs will be billed back at cost.

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Under the Services Agreement, Roivant Sciences, Inc. has agreed to indemnify the Company and Axovant Sciences, Inc., and each of its respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the Services Agreement, except to the extent such losses are the result of the gross negligence or willful misconduct of such indemnified parties. Such indemnification obligations will not exceed the payments made by the Company and by Axovant Sciences, Inc. under the Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred.

During the year ended March 31, 2016, the Company incurred expenses of $7.6 million, inclusive of mark-up, under the Services Agreement.

Family Relationships

Geetha Ramaswamy, M.D., the Vice President of Medical Affairs of Axovant Sciences, Inc. and a former consultant to Roivant Sciences, Inc., is the mother of Vivek Ramaswamy, the Chief Executive Officer of Axovant Sciences, Inc. and the Company’s principal executive officer. From April 1, 2015 through June 30, 2016, Dr. Ramaswamy has received total cash compensation, consisting of salary and bonus, of approximately $444,000 and a stock option with a grant date fair value, determined in accordance with the Black-Scholes pricing model, of approximately $389,000.

Shankar Ramaswamy, M.D., the Vice President of Corporate Development of Axovant Sciences, Inc. and a former employee of Roivant Sciences, Inc., is the brother of Vivek Ramaswamy. From April 1, 2015 through June 30, 2016, Dr. Ramaswamy has received total cash compensation, consisting of salary and bonus, of approximately $447,000 and a stock option with a grant date fair value, determined in accordance with the Black-Scholes pricing model, of approximately $389,000.

Sarah Friedhoff, the daughter of Lawrence Friedhoff, the Company’s Chief Development Officer, has been employed by the Company since August 2015. From her date of hire through June 30, 2016, Ms. Friedhoff has received total cash compensation, consisting of salary and bonus, of approximately $78,000 and stock options with an aggregate grant date fair value, determined in accordance with the Black-Scholes pricing model, of approximately $120,000.

Indemnification Agreements

The Company has entered into indemnity agreements with its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company. The contractual rights to indemnification and expense advancement are, in some cases, broader than the specific indemnification provisions contained under Bermuda law.

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Axovant shareholders will be “householding” the Company’s proxy materials. A single set of Annual General Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual General Meeting materials, please notify your broker or Axovant. Direct your written request to Axovant Sciences, Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Vivek Ramaswamy
Principal Executive Officer

July 22, 2016

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ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

AXOVANT SCIENCES LTD.

August 19, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000000000 0 081916

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:

☐ FOR ALL NOMINEES ○ Ilan Oren
○ Marianne L. Romeo

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and as the proxyholders may deem advisable on such other matters as may properly come before the meeting and any postponements and adjournments thereof.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AXOVANT SCIENCES LTD.

Clarendon House – 2 Church Street
Hamilton HM 11
Bermuda

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Alexander Nguyen and Samira Saya, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Axovant Sciences Ltd., to be held at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda on Friday, August 19, 2016 at 10:00 a.m. local time, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

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